UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Kona Grill, Inc.

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KONA GRILL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 1, 2008
The Annual Meeting of Stockholders of Kona Grill, Inc., a Delaware corporation, will be held at 2:00 p.m., on Thursday, May 1, 2008, at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, for the following purposes:
1.	To elect three Class III directors to serve for a three-year term expiring in 2011.
2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on March 17, 2008 are entitled to notice of and to vote at the meeting.
All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.
Sincerely,
/s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and
Secretary
Scottsdale, Arizona
March 18, 2008

KONA GRILL, INC.
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251
PROXY STATEMENT
VOTING AND OTHER MATTERS
General
The enclosed proxy is solicited on behalf of Kona Grill, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 2:00 p.m. on Thursday, May 1, 2008, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Greenberg Traurig, LLP, at 2375 East Camelback Road, Suite 700, Phoenix, Arizona.
These proxy solicitation materials were first mailed on or about March 27, 2008 to all stockholders entitled to vote at the meeting.
Voting Securities and Voting Rights
Stockholders of record at the close of business on March 17, 2008, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 6,610,078 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.
The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of the votes properly cast in person or by proxy will be required to elect the three director candidates; and the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote is required to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008.
Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement, and (2) “for” the ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2008.
Revocability of Proxies
Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation
We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
Our 2007 Annual Report to Stockholders, which was mailed to stockholders with this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Report of the Compensation Committee of the Board of Directors on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.
ELECTION OF DIRECTORS
Nominees
Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our certificate of incorporation and bylaws provide for a Board of Directors consisting of three classes, with one class standing for election each year for a three-year staggered term. Messrs. Kent D. Carlson, Richard J. Hauser, and W. Kirk Patterson serve as our Class III directors whose term of office will expire at the annual meeting. Our Board of Directors has nominated Messrs. Carlson, Hauser, and Patterson for election as our Class III directors for a three-year term expiring in 2011. In the event that any of these individuals are unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any of these individuals will be unable or will decline to serve as a director.
The Board of Directors recommends a vote “for” the nominees named herein.
The following table sets forth certain information regarding our directors:

Name	Age	Position
Marcus E. Jundt	42	Chairman of the Board, President, and Chief Executive Officer
Kent D. Carlson (1)(3)	56	Director
Richard J. Hauser	46	Director
Douglas G. Hipskind	39	Director
W. Kirk Patterson (1)(2)(3)	50	Director
Anthony L. Winczewski (2)(3)	52	Director
Mark Zesbaugh (1)	43	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Marcus E. Jundt has served as our President and Chief Executive Officer since July 2006, as Chairman of the Board since March 2004, and as a director of our company since September 2000. Mr. Jundt serves as Vice Chairman and President of the investment advisory firm of Jundt Associates, Inc. During November 2007, a receiver was appointed to administer the assets of Jundt Associates, Inc. From November 1988 to March 1992, Mr. Jundt served as a research analyst for Victoria Investors covering the technology, health care, financial services, and consumer industries. From July 1987 until October 1988, Mr. Jundt served in various capacities on the floor of the Chicago Mercantile Exchange with Cargill Investor Services. Mr. Jundt also serves as a director of Minnetonka Capital Investment and Spineology, both private companies.
Kent D. Carlson has served as a director of our company since August 2006. Mr. Carlson is currently a Senior Vice President — Commercial Real Estate at Marshall & Ilsley Bank and has worked in the commercial banking industry for nearly 30 years. He has vast experience in originating and structuring secured commercial real estate and construction loans. Mr. Carlson is a member of the Minnesota Multi Housing Association, the Minnesota Shopping Center Association, the National Association of Industrial & Office Parks, and various civic organizations.
Richard J. Hauser has served as a director of our company since December 2004. Mr. Hauser serves as the President and owner of Capital Real Estate, Inc., a commercial real estate development company based in Minneapolis, Minnesota, which he founded in 2001. In addition, Mr. Hauser is the Manager and owner of Net Lease Development, LLC, which is a controlled operating company under Capital Real Estate, Inc. Prior to founding Capital Real Estate, Inc. and Net Lease Development, LLC, Mr. Hauser served as a partner with Reliance Development Company, LLC from 1992 to 2001, where he was responsible for the management, development, and sale of retail properties.
Douglas G. Hipskind has served as a director of our company since November 2003. Since June 2004, Mr. Hipskind has served as a Principal and Chief Operating Officer of Vail Development, LLC, a hotel development company engaged in designing and developing the Four Seasons Resort in Vail, Colorado. Mr. Hipskind also served as a Managing Director of Jundt Associates, Inc. from January 2001 to November 2006. From August 1999 to January 2001 he served as Controller of Jundt Associates, Inc. From December 1993 to August 1999, Mr. Hipskind served in the Financial Services practice of KPMG LLP, where he was responsible for tax and consulting matters for his mutual fund and investment partnership clients. Mr. Hipskind is a Certified Public Accountant (inactive license holder).
W. Kirk Patterson has served as a director of our company since January 2005. Mr. Patterson currently serves as the Senior Vice President and Chief Financial Officer of Entorian Technologies Inc., a provider of high-density memory solutions. From July 2003 to November 2003, Mr. Patterson served as Acting Chief Financial Officer, Vice President of Finance, and Corporate Controller of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits. From February 2000 to November 2003, he served in a variety of roles at Cirrus Logic, including Vice President of Finance and Corporate Controller, Treasurer, and Director of Financial Planning and Analysis. From November 1999 to February 2000, Mr. Patterson served as Regional Manager of Accounting Services of PricewaterhouseCoopers LLP, a public accounting firm. From June 1980 to November 1999, Mr. Patterson served in several positions with BP Amoco Corporation, a provider of energy and petrochemicals, most recently as Manager, Planning and Economics, for the Amoco Energy Group North America.
Anthony L. Winczewski has served as a director of our company since April 2005. Mr. Winczewski has served as President and Chief Executive Officer of Commercial Partners Title, LLC, a midwestern title insurance agency engaged in providing commercial, residential, and tax deferred exchange solutions since January 1995. Prior to forming Commercial Partners in 1995, Mr. Winczewski served as a manager and sales officer for Chicago Title Insurance Company from May 1984 until January 1995. Mr. Winczewski served as a Vice President and Principal of Winona County Abstract and Title, Inc. from July 1975 until May 1984, and as a paralegal for Title Insurance Company of Minnesota from June 1974 until July 1975.
Mark Zesbaugh has served as a director of our company since October 2007. Mr. Zesbaugh recently retired from his position as chief executive officer of Allianz Life Insurance Company of North America and has over 17 years of experience in the insurance industry. Mr. Zesbaugh is a Certified Public Accountant (inactive license holder) and a Chartered Financial Analyst. He is currently a member of the Twin Cities Society of Security Analysts, the Association of Investment Management and Research, and the Young President’s Organization. Mr. Zesbaugh also serves on the board of trustees for the University of St. Thomas, as well as the board of directors of Inside Edge Commercial Interior Services and the Windsor Financial Group.

There are no family relationships among any of our directors or executive officers.
Classification of our Board of Directors
Our certificate of incorporation provides for a Board of Directors consisting of three classes serving three-year staggered terms. Mr. Marcus E. Jundt serves as our Class I director, with the term of office of the Class I directors expiring at the annual meeting of stockholders in 2009. The Class II directors consist of Messrs. Douglas G. Hipskind, Anthony L. Winczewski, and Mark Zesbaugh, with the term of office of the Class II directors expiring at the annual meeting of stockholders in 2010. Class III directors consist of Kent D. Carlson, Richard J. Hauser, and W. Kirk Patterson with the term of office of Class III directors expiring at the annual meeting of stockholders in 2008. Officers serve at the pleasure of the Board of Directors.
Information Relating to Corporate Governance and the Board of Directors
Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Carlson, Patterson, Winczewski, and Zesbaugh are independent directors, as “independence” is defined by NASDAQ and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mark L. Bartholomay served as an independent director of our company during a portion of fiscal 2007 before his resignation to become an officer of our company in May 2007.
Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee, each consisting entirely of independent directors.
Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.konagrill.com, the charters of our Audit, Compensation, and Nominating Committees; our Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.
We regularly schedule executive sessions at which independent directors meet without the presence or participation of management.
Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Kona Grill, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.
The Audit Committee
The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Carlson, Patterson, and Zesbaugh each of whom is an independent director of our company under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that each of Messrs. Carlson, Patterson, and Zesbaugh (whose backgrounds are detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Zesbaugh serves as the Chairman of the Audit Committee.
The Nominating Committee
The purposes of the Nominating Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominating Committee currently consists of Messrs. Winczewski, Carlson, and Patterson, with Mr. Winczewski serving as Chairman.
The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating Committee are independent, as that term is defined by NASDAQ.
The Compensation Committee
The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Patterson and Winczewski, with Mr. Patterson serving as Chairman.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2007, our Compensation Committee consisted of Messrs. Patterson and Winczewski, both non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act). None of these committee members had any contractual or other relationships with our company during such fiscal year.
Board and Committee Meetings
Our Board of Directors held a total of four meetings during the fiscal year ended December 31, 2007. During the fiscal year ended December 31, 2007, the Audit Committee held five meetings, the Compensation Committee held four meetings, and the Nominating Committee held two meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend our annual meeting of stockholders. Accordingly, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders. All of our directors then serving at the time attended our 2007 Annual Meeting of Stockholders on May 1, 2007.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Philosophy and Objectives
The objective of our executive compensation program is to attract, retain, and reward executive officers who are critical to our long-term success. The executive compensation program of our company seeks to provide a level of compensation that is competitive with companies of similar size in the restaurant industry. We align executive officer compensation with both company performance and individual performance and provide incentives to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of compensation designed to be competitive within our industry and to align management’s incentives with the long-term interests of our stockholders.
The Compensation Committee believes that executive compensation should be closely aligned with the performance of the company on both a short-term and a long-term basis. Our executive compensation is comprised of three principal components:
•	Annual base salary;
•	Performance-based incentive bonuses, which depend on our performance and individual performance; and
•	Long-term incentive compensation in the form of stock options or other equity-based awards which are designed to align executive officers’ interests with the long-term interest of our stockholders.
Determining Executive Compensation
Our compensation setting process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among base salary and incentive compensation. At the executive level, we design the incentive compensation to reward company-wide performance through tying awards primarily to specific operational metrics and financial performance. The Compensation Committee evaluates both performance and compensation to ensure that we maintain the ability to attract and retain employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.
We compete with many restaurant companies for top executive-level talent. The committee obtains comparative data to assess competitiveness from a variety of resources. The committee reviewed proxy data obtained from Equilar, Inc., a market leader in benchmarking executive compensation, to review each element of total compensation for executive officers for similar sized restaurant companies in terms of market capitalization and revenue. The peer group companies for 2007 consisted of Caribou Coffee, Granite City Food and Brewery, J. Alexander’s, Morton’s, and Nathan’s Famous. The committee does not set a specific compensation percentile for our executive officers; instead the committee uses this information and the executive’s level of responsibility and experience as well as the executive’s success in achieving business results and leadership in determining the executive’s compensation. The committee believes that this approach allows for the committee to take into consideration the executive’s overall contribution to our company rather than relying solely on specific peer group targets.
A significant portion of total compensation is allocated to incentives as a result of the philosophy discussed above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The committee reviews data from Equilar, Inc. as well as other industry compensation surveys, SEC filings, and other publicly available sources to determine the appropriate level and mix of incentive compensation.

The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The committee reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon our company and individual performance.
Elements of Executive Compensation
Base Salary
We provide executive officers with a level of base salary that recognizes appropriately each individual officer’s scope of responsibility, role in the organization, experience, and contributions to the success of our company. The Board of Directors reviews salaries recommended by the Compensation Committee. In formulating these recommendations, the committee considers the overall performance of our company, industry compensation benchmark data, and conducts an evaluation of individual officer performance. The committee makes, or recommends that the Board of Directors make, final determinations on any adjustments to the base salary for executive officers.
Annual Incentive Bonus
Annual bonuses are intended to provide incentive compensation to executive officers who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of our company’s performance objectives and pre-defined individual performance objectives. Company performance objectives are based upon achieving key financial metrics that the committee is required to establish early in each fiscal year. For 2007, restaurant sales and pretax income targets were the performance measures upon which our performance objective was based. Individual performance objectives are developed based upon personal, operational, and financial performance targets specific to the responsibilities of each executive officer and include elements designed to achieve our growth strategy such as new restaurant development, restaurant operating margins, and cost containment. Upon the close of each fiscal year, the committee conducts an assessment of individual performance achieved versus each individual’s performance objectives. Simultaneously, the Board conducts an assessment of our company’s overall performance, which includes the achievement of the performance objectives discussed above and other performance criteria. Performance targets are generally set at aggressive levels, which include the funding of any payout. No payout is made if the company’s or an individual’s performance targets are not achieved. The combination of these factors determines any incentive bonuses to be paid.
During January 2005, the committee approved a management bonus program pursuant to which our chief executive officer, chief operating officer, and chief financial officer are eligible to receive 50%, 40%, and 40% of his respective base salary upon successfully achieving certain specified goals as discussed above.
Long-Term Equity Compensation
Long-term performance-based compensation of executive officers has traditionally taken the form of stock option awards. We believe that equity ownership for all executive officers and for certain of our key employees is important for retention and to provide additional incentive to work to maximize long-term total return to stockholders. Stock option award levels are determined based on market data and vary among participants based on their positions within the company. Under our 2005 Plan, the Board of Directors or a committee appointed by the Board is specified to act as the plan administrator. The Board has authorized the Compensation Committee to make recommendations to the Board regarding grants of options to executive officers of our company, and these recommendations are subject to ratification by the Board of Directors. In general, stock options are granted to our executive officers at the onset of employment. In establishing award levels, the committee bases the number of stock option awards to be granted on the target percentage of ownership of the recipient, assuming full dilution of outstanding stock option awards. The committee considers the target percentage of ownership of executive officers in our peer group in setting award levels for our executive officers. If, in the opinion of the committee, the outstanding service of an existing employee merits an increase in the number of options held, the committee may elect to issue additional stock options to that employee. We do not have any program or plan to time option grants to our executives in coordination with the release of material non-public information.

Stock options are granted at the closing market price of our common stock on the date of grant. Accordingly, a stock option becomes valuable only if the market price of our common stock increases above the option exercise price and the holder remains employed during the period of time that the option vests. In certain limited circumstances, the committee may grant options to an executive at an exercise price in excess of the closing price of our common stock on the grant date. The committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date. There were no stock option grants to our executive officers during 2007; however, the Board of Directors granted options to purchase a total of 20,000, 15,000, and 15,000 shares of common stock to each of Messrs. Jundt, Merritt, and Robinow, respectively, on February 7, 2008 related to their fiscal 2007 performance. These options were granted at an exercise price equal to the fair market value of our common stock as of the grant date. These grants were based upon past granting practices and each executive’s individual performance and responsibilities. The options granted in 2008 to our executive officers vest at a rate of 25% per year.
Benefits
We provide various employee benefit programs to our executive officers, including medical, dental, life, and long-term disability insurance benefits. These benefits are generally available to all full-time salaried employees of our company. We also sponsor a tax-qualified 401(k) retirement savings plan pursuant to which eligible employees, including our named executive officers, are able to contribute the lesser of up to 50% of their annual salary or the limit prescribed by the Internal Revenue Service. We match 100% of the first 3% of salary contributed and 50% of the next 2% of salary contributed. All contributions to the 401(k) plan as well as any matching contributions are fully vested upon contribution. In addition, we sponsor an employee stock purchase plan pursuant to which eligible employees, including our named executive officers, are able to purchase our common stock at a five percent discount of the fair market value of our common stock on the last day of the applicable offering period. Eligible employees may purchase up to 15% of eligible earnings during each of the offering periods, subject to a maximum of $25,000 annually.
Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We currently intend to continue to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
The Compensation Committee
W. Kirk Patterson, Chairman
Anthony L. Winczewski

Summary of Cash and Other Compensation
The table below summarizes the total compensation earned by each of our executive officers for the fiscal years ended December 31, 2007 and 2006.
SUMMARY COMPENSATION TABLE

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($)(2)	($)
Marcus E. Jundt	2007	$315,000	—	$289,000	—	$604,000
Chairman of the Board, President, and	2006	$114,800	$50,000	$475,250	—	$640,050
Chief Executive Officer (3)
Jason J. Merritt	2007	$275,000	$20,625	$40,875	—	$336,500
Executive Vice President and	2006	$262,500	$105,000	$40,875	—	$408,375
Chief Operating Officer
Mark S. Robinow	2007	$250,000	$23,475	$40,875	—	$314,350
Executive Vice President,	2006	$236,250	$94,500	$40,875	—	$371,625
Chief Financial Officer, and Secretary

(l)
The amounts reflect the dollar amount recognized for financial reporting purposes for the respective period in accordance with SFAS 123R of awards issued pursuant to the 2005 Stock Award Plan and includes amounts from awards granted in and prior to 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts for the fiscal years ended December 31, 2007 and 2006 are included in footnote 11 to our consolidated financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)
Certain executive officers also received certain perquisites, the value of which did not exceed $10,000, which primarily consisted of 401(k) matching contributions and contributions to a health care savings account.

(3)
Mr. Jundt was appointed as our President and Chief Executive Officer effective July 7, 2006 and served as our Interim President and Chief Executive Officer from January 31, 2006 through July 6, 2006. The amount shown for 2006 under “Salary” reflects a $7,500 per month salary effective May 2006 for duties performed as Interim President and Chief Executive Officer and a pro-rated portion of his $300,000 annual salary effective September 26, 2006 upon entering into an employment agreement with us. The amount shown for 2006 under “Bonus” reflects a pro-rated portion of bonus paid to Mr. Jundt in his capacity as President and Chief Executive Officer.

Plan-Based Awards
During fiscal 2007, we did not grant any stock options to any of the individuals listed on the Summary Compensation Table above.

Employment Agreements
Marcus E. Jundt
Effective September 26, 2006, we entered into an employment agreement with Mr. Jundt to serve as our President and Chief Executive Officer. The agreement provides for Mr. Jundt to receive a base salary of $300,000 per annum, which is subject to review by the Board of Directors annually. In addition, Mr. Jundt received an option to purchase 100,000 shares of our common stock at an exercise price of $16.40 per share, which was equal to 110% of the closing price per share of our common stock on the date of grant.
The employment agreement provides for Mr. Jundt to receive his earned but unpaid compensation and a pro rata portion of his bonus earned for the applicable fiscal year through the date of termination of his employment by reason of death. If employment is terminated by us for “cause,” or by Mr. Jundt without “good reason,” each as defined in the agreement, Mr. Jundt is entitled to his earned but unpaid compensation and any accrued and vested payments he is entitled to receive under our benefit plans. If we terminate the employment of Mr. Jundt by reason of disability, the agreement provides for the payment of earned but unpaid compensation, a pro rata portion of his bonus through the date of termination of employment, and any payments or benefits that Mr. Jundt is entitled to receive under our benefit plans. If we terminate Mr. Jundt’s employment without “cause,” or if he terminates his employment for “good reason,” as defined in the agreement, we will pay Mr. Jundt his earned but unpaid compensation and any payments or benefits he is entitled to receive under our benefit plans. In addition, we will continue to pay to Mr. Jundt his base salary for the 18-month period following the date of termination and a payment of 150% of the most recent incentive bonus actually paid. During the severance period, Mr. Jundt will be entitled to receive all medical and dental benefits otherwise available to him during his employment for a period of 18 months. If we terminate Mr. Jundt’s employment without cause or in the event of a change in control, any unvested stock options issued in connection with the employment agreement shall vest immediately and become exercisable.
The following table shows the potential payments upon termination or a change of control for Marcus E. Jundt, our Chief Executive Officer.

				Involuntary for
				Good Reason
		Involuntary Not		Termination
	Voluntary	For Cause	For Cause	(Change-in-
Executive Benefits and	Termination on	Termination on	Termination on	Control) on	Disability on	Death on
Payments Upon Separation	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
Compensation:
Bonus	—	$75,000	—	$75,000	$157,500	$157,500
Stock Options	—	—	—	—	—	—

Benefits and Perquisites:
Cash severance	—	$472,500	—	$472,500	$157,500	—
Health and welfare benefits	—	$4,680	—	$4,680	—	—
Jason J. Merritt
Effective October 1, 2003, we entered into an employment agreement with Mr. Merritt to serve as our Chief Operating Officer. The agreement has an initial five-year term that expires October 1, 2008. The agreement provides for Mr. Merritt to receive an annual base salary of $175,000, which is to be reviewed annually by the Board of Directors. During October 2003, we granted to Mr. Merritt 8,000 shares of our common stock and an option to purchase an additional 60,000 shares of our common stock at an exercise price per share of $6.00.

The employment agreement provides for Mr. Merritt to receive his fixed compensation, accrued vacation, and a pro rata portion of his bonus earned for the applicable fiscal year through the date of termination of his employment by reason of death or as a result of termination of employment by us for “cause,” or by Mr. Merritt without “good reason,” each as defined in the agreement. If we terminate the employment of Mr. Merritt by reason of disability, the agreement provides for the payment of fixed compensation, accrued vacation, pro rata bonus through the date of termination of employment, as well as a severance payment equal to nine months’ of Mr. Merritt’s base salary then in effect. If we terminate Mr. Merritt’s employment without “cause,” if we do not renew the agreement at the end of any term, or if he terminates his employment for “good reason,” as defined in the agreement, we will pay Mr. Merritt his fixed compensation, accrued vacation, pro rata bonus through the date of termination, and we will continue to pay to Mr. Merritt his base salary during the 12-month period following the date of termination. In addition, during the severance period, Mr. Merritt will be entitled to receive all medical, dental, life insurance, and other benefits otherwise available to him during his employment. If we terminate Mr. Merritt’s employment without cause, any stock options held by Mr. Merritt will continue to vest through the end of the severance period.
In the event of a “change of control” of our company, as defined in the agreement, the successor to our business will be required to notify us or Mr. Merritt within five days prior to the effective date of the “change of control” whether or not the successor will assume and agree to perform our obligations under the agreement. In the event that such successor does not so notify us or Mr. Merritt, the change of control will be deemed a termination of Mr. Merritt’s employment under the agreement without “cause,” and the severance provisions described above will apply. In the event the successor company agrees to assume the employment agreement, then Mr. Merritt may terminate his employment by providing 30 days’ written notice at any time following the one-year anniversary of the effective date of the change of control. Upon such termination following the one-year anniversary of the change of control, Mr. Merritt will be entitled to receive the severance benefits described above as if his employment was terminated by us without “cause.”
The following table shows the potential payments upon termination or a change of control for Jason J. Merritt, our Chief Operating Officer.

				Involuntary for
				Good Reason
		Involuntary Not		Termination
	Voluntary	For Cause	For Cause	(Change-in-
Executive Benefits and	Termination on	Termination on	Termination on	Control) on	Disability on	Death on
Payments Upon Separation	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
Compensation:
Bonus	—	$110,000	$110,000	$110,000	$110,000	$110,000
Stock Options	—	—	—	—	—	—

Benefits and Perquisites:
Cash severance	—	$275,000	—	$275,000	$206,250	—
Health and welfare benefits	—	$3,120	—	$3,120	—	—
Mark S. Robinow
Effective October 15, 2004, we entered into an employment agreement with Mr. Robinow to serve as our Vice President and Chief Financial Officer. The agreement provides for Mr. Robinow to receive an annual base salary of $225,000, subject to review by the Board of Directors. During October 2004, we granted to Mr. Robinow options to purchase 71,089 shares of our common stock at an exercise price per share of $5.00. Mr. Robinow is entitled to receive all benefits, including health insurance, as offered to our other senior executive officers.
If we terminate Mr. Robinow’s employment without cause, or if he terminates his employment for good reason, we will pay Mr. Robinow his fixed compensation and pro rata bonus through the date of termination of his employment, as well as a severance payment equal to 12 months’ of Mr. Robinow’s base salary then in effect, in addition, the stock options that would have vested during the year in which such termination without cause occurs will vest and become exercisable. If we terminate Mr. Robinow’s employment with cause, Mr. Robinow will receive his fixed compensation through the date of termination.

The following table shows the potential payments upon termination or a change of control for Mark S. Robinow, our Chief Financial Officer.

Involuntary for
Good Reason
		Involuntary Not		Termination
	Voluntary	For Cause	For Cause	(Change-in-
Executive Benefits and	Termination on	Termination on	Termination on	Control) on	Disability on	Death on
Payments Upon Separation	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07	12/31/07
Compensation:
Bonus	—	$100,000	—	$100,000	—	—
Stock Options	—	—	—	—	—	—

Benefits and Perquisites:
Cash severance	—	$250,000	—	$250,000	—	—
Health and welfare benefits	—	—	—	—	—	—
Potential Payments Upon Termination or Change of Control
The tables above reflect the amount of compensation to each of the named executive officers of our company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not for cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown above. The amounts shown assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. Amounts related to stock options assume a price of $14.60, which was the closing price of our common stock as quoted on the NASDAQ Global Market on December 31, 2007, the last trading day of the fiscal year. As the exercise price on unvested options held by our executive officers was higher than the closing price of our common stock on December 31, 2007, no value has been attributed to stock options in the tables above. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our company.
Option Holdings
The following table includes certain information with respect to all options previously awarded to the executive officers named above that were outstanding as of December 31, 2007.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards
				Option
	Number of Securities Underlying			Exercise
	Unexercised Options (#)			Price	Option
Name	Exercisable	Unexercisable		($)	Expiration Date
Marcus E. Jundt	100,000	—		$12.64	05/04/11
	50,000	50,000	(1)	$16.40	09/26/11

Jason J. Merritt	4,000	—		$5.00	09/01/09
	10,000	—		$7.50	03/15/10
	12,500	12,500	(2)	$19.14	12/20/11
	1,000	—		$7.50	12/12/12
	60,000	—		$6.00	10/01/13

Mark S. Robinow	12,500	12,500	(2)	$19.14	12/20/11
	71,089	—		$5.00	10/18/14

(1)	The vesting dates of options held by Mr. Jundt that were unexercisable as of December 31, 2007 are 25,000 options on each of September 26, 2008 and 2009.

(2)	The vesting dates of options held by Messrs. Merritt and Robinow that were unexercisable as of December 31, 2007 are 6,250 options on each of December 20, 2008 and 2009.

Option Exercises
The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended December 31, 2007.
OPTIONS EXERCISES AND STOCK VESTED

Option Awards
Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)
Marcus E. Jundt	60,000	$564,600
Jason J. Merritt	—	—
Mark S. Robinow	—	—
Post-Employment Compensation
Pension Benefits and Nonqualified Deferred Compensation
We do not offer a pension plan for any of our employees. We do not offer a nonqualified deferred compensation plan for any of our employees. Employees meeting certain plan eligibility requirements may participate in the Kona Grill Employee Retirement Savings Plan.
Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the amount of time that directors spend fulfilling their duties as a director, including committee assignments.
Cash Compensation Paid to Board Members
During the fiscal year ended December 31, 2007 each non-employee director of our company received a cash retainer of $15,000 and the Chairman of the Audit Committee received an additional cash retainer of $5,000. Members of the Audit and Compensation Committees each receive an annual cash retainer of $3,000 for each committee on which they serve during the year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.
Stock-Based Compensation
Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretion of the Compensation Committee or the entire Board of Directors. Upon joining the Board of Directors, each new non-employee director is granted an option to purchase 10,000 shares of common stock at a price equal to the fair market value on the date of such member’s first board meeting. These option awards vest immediately. Each subsequent year, non-employee directors receive an annual stock option grant to purchase 3,000 shares of our common stock that vests 25% each quarter over a period of one year, while new non-employee directors receive a pro-rata portion of the annual stock option grant in their first full year of service. These grants are made annually at the first meeting of the Board of Directors each calendar year. During 2008, the Board of Directors reviewed the cash and stock-based compensation components paid to each non-employee director based upon benchmark cash and stock-based compensation for similar size public companies in our industry. Based upon this review, beginning in fiscal 2008 the Board of Directors increased the annual stock option grant for non-employee directors from 3,000 shares to 4,000 shares.

DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation paid by us to non-employee directors for the fiscal year ended December 31, 2007.

	Fees Earned or	Option
Name (1)	Paid in Cash	Awards(2)	Total
Mark L. Bartholomay (3)	$8,625	$4,073	$12,698
Kent D. Carlson (4)	18,000	3,733	21,733
Richard J. Hauser	15,000	14,933	29,933
Douglas G. Hipskind	15,000	14,933	29,933
W. Kirk Patterson	22,000	14,933	36,933
Anthony L. Winczewski	18,000	14,933	32,933
Mark Zesbaugh (5)	3,750	51,300	55,050

(1)
Mr. Marcus E. Jundt, our Chairman of the Board, President and Chief Executive Officer, is not included in this table as he served as an officer of our company during all of fiscal 2007 and thus received no compensation for his services as a director. The compensation received by Mr. Jundt as an employee of our company is shown in the Summary Compensation Table.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123R. As of December 31, 2007, each director had the following number of options outstanding: Kent D. Carlson (10,750); Richard J. Hauser (17,800); Douglas G. Hipskind (21,000); W. Kirk Patterson (19,400); Anthony L. Winczewski (17,800); and Mark Zesbaugh (10,000).

(3)	Mr. Bartholomay resigned from the Board of Directors during May 2007.

(4)	Mr. Carlson joined the Board of Directors during August 2006 and received a pro-rated grant of options for 2007.

(5)	Mr. Zesbaugh joined the Board of Directors during October 2007.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our stock option plans, shares purchased under our Employee Stock Purchase Plan, and exercise of warrants as of December 31, 2007.

			(c) Number of Securities
	(a) Number of Securities to	(b) Weighted Average	Remaining Available for Future
	be Issued Upon Exercise of	Exercise Price of	Issuance Under Equity
	Outstanding Options,	Outstanding Options,	Compensation Plans (Excluding
Plan Category	Warrants, and Rights	Warrants, and Rights	Securities Reflected in Column (a))

Equity Compensation Plans Approved by Stockholders	655,439	$12.59	459,209

Equity Compensation Plans Not Approved by Stockholders (1)	200,000	$5.00	—

Total	855,439	$10.81	459,209

(1)
Amount represents warrants issued to Messrs. Hauser and Jundt upon entering into a $3.0 million convertible subordinated promissory note and warrant purchase agreement during July 2004. For a description of this agreement, refer to footnote 8 to our consolidated financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE
Our Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable rules of NASDAQ and the SEC.
The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.
The committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held five meetings during the fiscal year ended December 31, 2007.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
Our Board of Directors has adopted a written charter for the Audit Committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of NASDAQ. A copy of the Audit Committee charter is included on our website at www.konagrill.com.
The report has been furnished by the Audit Committee of the Board of Directors.
Mark Zesbaugh, Chairman
Kent D. Carlson
W. Kirk Patterson
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.
Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2007, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We recognize that transactions between us and any of our directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our company and stockholders. Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of our company. Therefore, we intend to adopt a policy which requires our Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review the committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders, as the committee determines in good faith.
During fiscal 2007, we did not enter into, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000, and in which any director, executive officer, or holder of more than 5% of any class of voting securities of our company and members of such person’s family had or will have a direct or indirect material interest.

PERFORMANCE GRAPH
The following line graph compares cumulative total stockholder returns for the period from August 16, 2005 through December 31, 2007 for (1) our common stock; (2) the NASDAQ Composite (U.S.) Index; and (3) a restaurant peer group. We do not believe that an index exists with companies comparable to those of our company. We have therefore elected to include a peer group consisting of P.F. Chang’s China Bistro, Inc.; Cheesecake Factory Incorporated; McCormick & Schmick’s Seafood Restaurants, Inc.; Benihana, Inc.; BJ’s Restaurants, Inc.; Granite City Food & Brewery Ltd.; and J. Alexander’s Corporation. The graph assumes an investment of $100 on August 16, 2005, which was the first day on which our stock was listed on the NASDAQ Global Market. The calculations of cumulative stockholder return for the NASDAQ Composite (U.S.) Index and the restaurant peer group include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay any dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock on March 17, 2008, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares
	Beneficially	Percentage of
Name of Beneficial Owner	Owned (1)	Class (2)
Directors and Executive Officers:
Marcus E. Jundt (3)	1,061,531	15.5%
Jason J. Merritt (4)	115,075	1.7%
Mark S. Robinow (5)	87,169	1.3%
Kent D. Carlson (6)	11,750	*
Richard J. Hauser (7)	493,172	7.3%
Douglas G. Hipskind (8)	22,000	*
W. Kirk Patterson (9)	20,400	*
Anthony L. Winczewski (10)	18,800	*
Mark Zesbaugh (11)	10,250	*
All directors and executive officers as a group (9 persons)	1,640,147	22.7%
5% Stockholders:
William Blair & Company, L.L.C. (12)	737,993	11.2%

*	Less than 1%

(1)
Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Kona Grill, Inc., 7150 East Camelback Road, Suite 220, Scottsdale, Arizona 85251.

(2)
The percentages shown are calculated based on 6,610,078 shares of common stock outstanding on March 17, 2008. The numbers and percentages shown include the shares of common stock actually owned as of March 17, 2008 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 17, 2008 upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)
Mr. Marcus E. Jundt is the son of Mr. James R. Jundt. The number of shares of common stock beneficially owned by Mr. Jundt includes (a) 10,800 shares held in trust by his children, of which Mr. Marcus Jundt is not a trustee; (b) 200,000 shares of common stock beneficially owned by Kona MN, LLC, of which Mr. Marcus Jundt is a control person; (c) 100,000 shares of common stock issuable upon exercise of outstanding warrants held by Mr. Marcus Jundt; (d) 150,000 shares of common stock issuable upon exercise of vested stock options. Of such shares, 600,731 shares and 100,000 shares of common stock issuable upon the exercise of outstanding warrants have been pledged by Mr. Jundt as security for loans and 200,000 shares have been pledged by Kona MN, LLC as security for a loan. The number of shares of common stock beneficially owned by Mr. Jundt does not include 303,333 shares held by Mr. James R. Jundt. All shares of common stock held by Kona MN, LLC are included in the beneficial ownership for both Messrs. Jundt and Hauser.

(4)	Includes 87,500 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes 83,589 shares of common stock issuable upon exercise of vested stock options.

(6)	Includes 11,750 shares of common stock issuable upon exercise of vested stock options.

(7)
Mr. Hauser is a control person of Kona MN, LLC. The number of shares of common stock beneficially owned by Mr. Hauser includes (a) 172,666 shares of common stock held by his spouse; (b) 200,000 shares of common stock beneficially owned by Kona MN, LLC; (c) 100,000 shares of common stock issuable upon exercise of outstanding warrants held by Mr. Hauser; and (d) 18,800 shares of common stock issuable upon exercise of vested stock options. Of such shares, 200,000 shares have been pledged by Kona MN, LLC as security for a loan and 100,000 shares of common stock issuable upon the exercise of outstanding warrants have been pledged as security for a loan. All shares of common stock held by Kona MN, LLC are included in the beneficial ownership for both Messrs. Jundt and Hauser.

(8)	Includes 22,000 shares of common stock issuable upon exercise of vested stock options.

(9)	Includes 20,400 shares of common stock issuable upon exercise of vested stock options.

(10)	Includes 18,800 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes 10,250 shares of common stock issuable upon exercise of vested stock options.

(12)
Based on the statement on Schedule 13G filed with the Securities and Exchange Commission on January 9, 2008, William Blair & Company, L.L.C. has sole voting and dispositive power over all such shares of common stock. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, IL 60606.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the financial statements of our company for the fiscal years ended December 31, 2006 and 2007. We have appointed Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2008 and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
Aggregate fees billed to our company for the fiscal years ended December 31, 2006 and 2007 by Ernst & Young LLP, are as follows:

	2006	2007
Audit Fees (1)	$206,679	$238,600
Audit-Related Fees (2)	12,500	—
Tax Fees	—	—
All Other Fees	—	—

Total	$219,179	$238,600

(1)	Represents fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

(2)	Represents fees associated with review of our documentation of internal control policies and procedures over financial reporting.
Audit Committee Pre-Approval Policies
The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the approval in advance of any significant audit or non-audit engagement or relationship with the independent auditor, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. All of the services provided by Ernst & Young LLP described above under the caption “Audit-Related Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
Any stockholder that wishes to present any proposal for stockholder action at our annual meeting of stockholders to be held in 2009 must notify us at our principal offices no later than November 27, 2008 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders.
Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2008, except in circumstances where (i) we receive notice of the proposed matter no later than February 12, 2009 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: March 18, 2008

KONA GRILL, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of KONA GRILL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 18, 2008, and hereby appoints Marcus E. Jundt and Mark S. Robinow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 1, 2008, at 2:00 p.m., local time, at the offices of Greenberg Traurig, LLP, at 2375 E. Camelback Road, Suite 700, Phoenix, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of three Class III directors to serve for a three-year term expiring in 2011; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008; and as said proxies deem advisable on such other matters as may come before the meeting.
A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
☐	Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:
☐ FOR all nominees      ☐ WITHHOLD AUTHORITY for all nominees      ☐ FOR ALL EXCEPT (see instructions below)

Nominees:	☐	Kent D. Carlson
	☐	Richard J. Hauser
	☐	W. Kirk Patterson
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ■
2.	Proposal to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2008

FOR ☐	AGAINST ☐	ABSTAIN ☐
and upon such matters which may properly come before the meeting or any adjournment thereof

To make comments, mark here. ☐

To change your address, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here